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      3-A   Articles of Incorporation of Wilderness
            Development Corporation


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                            ARTICLES OF INCORPORATION

                                       OF

                       WILDERNESS DEVELOPMENT CORPORATION

                                 ---------------

            The undersigned, acting as incorporator of a corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, adopts the following Articles of Incorporation for such corporation.

                                ---------------

            FIRST: The name of the Corporation is Wilderness Development Corporation.

            SECOND: The aggregate number of shares which the Corporation shall have authority to issue is Nine Thousand (9,000), consisting of one class only, designated as "Common Stock," of the par value of $.10 per share.

            THIRD: The number of directors constituting the Board of Directors shall initially be two (2) and thereafter such other number as may be designated from time to time by the Board of Directors. The initial directors shall be Thomas J. Lucke and S. Peter Helland, Jr.

            FOURTH: The address of the initial registered office of the Corporation is: 440 Science Drive, 4th Floor, Madison, Wisconsin and the name of its initial registered agent at such address is Timothy C. Sweeney.

            FIFTH: The Bylaws of the Corporation may provide for a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than is provided by the Wisconsin Business Corporation Law.

            SIXTH: The name and address of the sole incorporator is:

            Name                      Address
            ----                      -------
      Timothy C. Sweeney              c/o Sweeney & Sweeney, S.C.
                                      440 Science Drive, 4th Floor
                                      Madison, WI  53711


            Executed on this 25th day of July, 1996.



                                      -----------------------------
                                      Timothy C. Sweeney
                                      Sole Incorporator


This instrument was drafted by Attorney Timothy C. Sweeney, Sweeney & Sweeney, S.C., 440 Science Drive, 4th Floor, Madison, WI 53711 (608) 238-4444.



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